Filed Pursuant to Rule 424(b)(5)
Registration No. 333-282474

PROSPECTUS SUPPLEMENT
(To Prospectus dated October 21, 2024)

3,007,524 Shares of Common Stock

We are offering to certain accredited and institutional investors 3,007,524 shares of our Class A Common Stock, par value $0.0001 per share (“common stock”). The combined offering price of each share of common stock, together with an accompanying common warrant (as defined below), is $1.33 per share.

In a concurrent private placement, we are also issuing to the same accredited and institutional investors warrants to purchase up to an aggregate of 9,022,572 shares of our common stock (the “warrants”). The warrants are exercisable immediately at an exercise price of $1.33 per share and expire two years from the effective date of the registration statement covering the resale of the shares of common stock underlying the warrants. The warrants and the shares of common stock issuable upon the exercise of the warrants are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), are not being offered pursuant to this prospectus supplement and the accompanying prospectus and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder.

We are a “smaller reporting company” and an “emerging growth company” as defined under U.S. federal securities laws and are subject to reduced public company reporting requirements. See “Prospectus Supplement Summary—Smaller Reporting Company” and “Prospectus Supplement Summary—Emerging Growth Company.” Our shares of common stock are listed on The Nasdaq Capital Market (“Nasdaq”) under the symbol “COCH.” There is no established public trading market for the warrants, and we do not expect a market to develop. We do not intend to apply for a listing for the warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the warrants will be limited. The closing price of our shares of common stock on Nasdaq on October 7, 2025, was $1.59 per share.

We engaged H.C. Wainwright & Co., LLC to act as our exclusive placement agent, or the Placement Agent, in connection with this offering. The Placement Agent is not purchasing the securities offered by us in this offering and is not required to arrange the purchase or sale of any specific number or dollar amount of securities, but will use its reasonable best efforts to arrange for the sale of the securities offered.

Investing in our securities involves risks. See “Risk Factors” beginning on page S-6.

	Per Share and accompanying Common Warrant	Total
Public offering price	$1.3300	$4,000,006
Placement Agent Fees (1)	$0.1131	$340,001
Proceeds to us, before expenses (2)	$1.2169	$3,660,007

(1)	Excludes certain out-of-pocket expenses of the Placement Agent which we have agreed to reimburse. See the section captioned “Plan of Distribution” in this prospectus supplement for additional information. In addition, we have agreed to issue to the placement agent or its designees as compensation in connection with this offering placement agent warrants (the “placement agent warrants”), to purchase up to an aggregate of 225,564 shares of common stock (representing 7.5% of the shares of common stock sold in the offering), which each have an exercise price equal to $1.6625 per share. The placement agent warrants are exercisable immediately and will expire on the earlier of (i) two years from the effective date of the registration statement covering the resale of the shares of common stock underlying the warrants and (ii) October 7, 2030. See “Plan of Distribution” for additional disclosure regarding Placement Agent’s compensation.

(2)	Does not include proceeds from the exercise of the warrants to be issued to the investors or the placement agent warrants to be issued to the Placement Agent or its designees in cash, if any.

We are subject to the offering limits in General Instruction I.B.6 of Form S-3.As of the date of this prospectus supplement, the aggregate market value of our common stock held by non-affiliates pursuant to General Instruction I.B.6 of Form S-3 is $20,742,956, which was calculated based on 13,045,884 shares of our outstanding common stock held by non-affiliates and a price of $1.59 per share, the closing price of our common stock on October 7, 2025, which is the highest closing sale price of our common stock on the Nasdaq Capital Market within the prior 60 days. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in public primary offerings on Form S-3 with a value (calculated in accordance with General Instruction I.B.6) exceeding one-third of our public float (as defined by General Instruction I.B.6) in any 12 calendar month period so long as our public float remains below $75.0 million. As of the date of this prospectus supplement, we have sold shares of common stock with an aggregate sale price of $2,863,104 pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to, and including, the date of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Delivery of the securities is expected to be made on or about October 9, 2025.

H.C. Wainwright & Co.

The date of this prospectus supplement is October 7, 2025.

PROSPECTUS SUPPLEMENT

PROSPECTUS

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is the prospectus supplement, including the documents incorporated by reference, which describes the specific terms of this offering. The second part, the accompanying prospectus, including the documents incorporated by reference, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. Before you invest, you should carefully read this prospectus supplement, the accompanying prospectus, all information incorporated by reference herein and therein, as well as the additional information described under “Where You Can Find Additional Information” on page S-17 of this prospectus supplement and “Incorporation by Reference of Certain Documents” on page S-18 of this prospectus supplement. These documents contain information you should consider when making your investment decision. This prospectus supplement may add, update or change information contained in the accompanying prospectus or any documents incorporated by reference. To the extent that any statement that we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectuses we may provide to you in connection with this offering. Neither we nor the Placement Agent have authorized any other person to provide you with any information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. We are offering to sell, and seeking offers to buy, the securities offered hereby only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the offering of the securities offered hereby in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the securities offered hereby and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Unless otherwise indicated, information contained in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference concerning our industry and the markets in which we operate, including our general expectations and market position, market opportunity and market share, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors” in this prospectus supplement, the accompanying prospectus and in our Annual Report on Form 10-K for the year ended December 31, 2024 and our subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus supplement. These and other important factors could cause our future performance to differ materially from our assumptions and estimates. See “Cautionary Note on Forward-Looking Statements.”

When we refer to “Envoy Medical,” “we,” “our,” “us” and the “Company” in this prospectus supplement, we mean Envoy Medical, Inc. and its consolidated subsidiaries, unless otherwise specified.

This prospectus supplement also includes trademarks, tradenames and service marks that are the property of other organizations. Solely for convenience, trademarks and tradenames referred to in this prospectus supplement appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights, to these trademarks and tradenames.

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INDUSTRY AND MARKET DATA

This prospectus supplement contains, and any amendment or any further prospectus supplement may contain, industry and market data which have been obtained from industry publications, market research and other publicly available information. Such information is supplemented, where necessary, with the Company’s own internal estimates, taking into account publicly available information about other industry participants and the judgment of the Company’s management where information is not publicly available.

Industry publications and market research generally state that the information they contain has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information is not guaranteed and that the projections they contain are based on a number of significant assumptions. In some cases, the sources from which this data is derived is not expressly referred to. While the Company compiled, extracted and reproduced industry data from these sources, and believes that the information used is reliable, the Company did not independently verify the data that was extracted or derived from such industry publications or market reports, and cannot guarantee its accuracy or completeness.

The industry and market data that appears in this prospectus supplement is inherently uncertain, involves a number of assumptions and limitations and may not necessarily be reflective of actual market conditions and you are cautioned not to give undue weight to such industry and market data because it may differ from current data due to material changes in market conditions or otherwise. Such statistics are based on market research, which itself is based on sampling and subjective judgements by both the researchers and the respondents, including judgements about what types of products and transactions should be included in the relevant market. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as the other forward-looking statements in this prospectus supplement. These and other factors could cause results to differ materially from those expressed in any forecasts or estimates.

The Company does not intend or assume any obligation to update industry or market data set forth in this prospectus supplement. Because market behavior, preferences and trends are subject to change, prospective investors should be aware that market and industry information in this prospectus supplement and estimates based on any data therein may not be reliable indicators of future market performance or the Company’s future results of operations.

CAUTIONARY NOTE ON FORWARD-LOOKING STATEMENTS

This prospectus supplement contains certain “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical fact contained in this prospectus supplement, including statements as to future results of operations and financial position, revenue and other metrics, products, business strategy and plans, objectives of management for future operations of the Company, market size and growth, competitive position and technological and market trends, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. All forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to:

●	The Company’s financial performance;

●	Changes in the market price of shares of our common stock;

●	Unpredictability in the medical device industry, the regulatory process to approve medical devices, and the clinical development process of the Company’s products;

●	Potential need to make design changes to products to meet desired safety and efficacy endpoints;

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●	Changes in federal or state reimbursement policies that would adversely affect sales of the Company’s products;

●	Introduction of other scientific advancements, including gene therapy or pharmaceuticals, that may impact the need for hearing devices such as cochlear implants or fully implanted active middle ear implants;

●	Competition in the medical device industry, and the failure to introduce new products and services in a timely manner or at competitive prices to compete successfully against competitors;

●	Disruptions in relationships with the Company’s suppliers, or disruptions in the Company’s own production capabilities for some of the key components and materials of its products;

●	Changes in the need for capital and the availability of financing and capital to fund these needs;

●	Changes in interest rates or rates of inflation;

●	Changes in tariff regulations, duties, and tax requirements;

●	Legal, regulatory and other proceedings that could be costly and time-consuming to defend;

●	Changes in applicable laws or regulations, or the application thereof on the Company;

●	A loss of any of the Company’s key intellectual property rights or failure to adequately protect intellectual property rights;

●	The Company’s ability to regain and maintain the listing of its securities on Nasdaq;

●	The effects of catastrophic events, including war, terrorism and other international conflicts; and

●	Other risks and uncertainties indicated in this prospectus supplement, including those set forth under the section entitled “Risk Factors.”

Should one or more of these risks or uncertainties materialize, or should any of the underlying assumptions prove incorrect, actual results may vary in material respects from those expressed or implied by these forward-looking statements. Nothing in this prospectus supplement should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on these forward-looking statements. The Company does not give any assurance that it will achieve its expected results and does not undertake any duty to update these forward-looking statements, except as required by law.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about us, this offering and information appearing elsewhere in this prospectus supplement, in the accompanying prospectus and in the documents we incorporate by reference. This summary is not complete and does not contain all of the information you should consider before investing in our securities. Before making an investment decision, to fully understand this offering and its consequences to you, you should carefully read this entire prospectus supplement and the accompanying prospectus, including “Risk Factors” beginning on page S-6 of this prospectus supplement and the financial statements and related notes and the other information that we incorporate by reference into this prospectus supplement.

Our Company

We are a hearing health company focused on providing innovative medical technologies across the hearing loss spectrum. Our technologies are designed to shift the paradigm within the hearing industry and bring both providers and patients the hearing devices they desire. Founded in 1995, our vision is to create fully implanted hearing devices that leverage the natural ear - not an artificial microphone - to pick up sound. In recent years, we have focused almost exclusively on developing the fully implanted Acclaim® cochlear implant (the “Acclaim CI”), our lead product candidate.

We believe that the Acclaim CI is a first-of-its-kind cochlear implant. Our fully implanted technology includes a sensor designed to leverage the natural anatomy of the ear instead of a microphone to capture sound. The Acclaim CI is designed to address severe to profound sensorineural hearing loss that is not adequately addressed by hearing aids. The Acclaim CI will only be indicated for adults who have been deemed adequate candidates by a qualified physician. The Acclaim CI received the Breakthrough Device Designation from the United States Food and Drug Administration (the “FDA”) in 2019.

Our first product, the Esteem ® Fully Implanted Active Middle Ear Implant (“Esteem FI-AMEI”), received FDA approval in 2010. The Esteem FI-AMEI is a fully implanted active middle ear hearing device and remains the only FDA approved fully implanted hearing device in the US market. Unfortunately, the Esteem FI-AMEI failed to gain commercial traction, primarily due to a lack of reimbursement or insurance coverage from third-party payors.

Despite the commercial challenges, approximately 1,000 Esteem FI-AMEI devices were implanted. Some devices were implanted in the early 2000s during clinical trials, providing Envoy Medical with over two decades of experience with our implantable sensor technology. Throughout our experience, our sensor technology proved a viable alternative and robust option to external or implanted microphones.

In late 2015, we made the decision to shift our focus from the Esteem FI-AMEI to a new product that would leverage our sensor technology and incorporate it into a cochlear implant. As a result, we now have the Acclaim CI, a fully implanted cochlear implant. We believe that Acclaim CI gives us the opportunity to disrupt the existing cochlear implant market. The cochlear implant market is one that already has established market acceptance and reimbursement pathways. In the United States, before we can market a new Class III medical device, like the Acclaim CI, we must first receive FDA approval via the premarket application approval process.

The Investigational Device Exemption (“IDE”) to begin a pivotal clinical study on the fully implanted Acclaim CI was granted by the FDA in October of 2024. Seven investigational sites were selected prior to the end of 2024. To date, five of the seven investigational sites have received Institutional Review Board (“IRB”) approvals and been successfully activated. The two remaining sites are waiting for IRB approval and activation.

The IDE was approved as a “staged” clinical trial with the first stage allowing enrollment of 10 study participants.

All 10 patients in the first stage were implanted by mid-April. To date, all 10 patients have been “activated” (i.e., devices turned on) and completed their 3 month follow up visits.

Envoy Medical requested and received approval to proceed to the second stage based on the initial three month data from the 10 stage one study participants. Envoy Medical will soon begin the second stage of its clinical trial with an additional 46 patients, which will bring the trial to a total study population of 56 patients.

Each implanted study participant will be followed through their 12 month visit. After all 56 patients have been through their 12 month visits, the data will be collected and analyzed in accordance with the clinical study protocol and statistical analysis plan. Upon finalization of the results, Envoy Medical intends to submit a Premarket Approval (“PMA”) application to the FDA. The FDA will have 180 days to review the PMA unless a panel review is requested. If a panel review is requested, it may add several months of additional review time to the PMA. As a result, Envoy Medical currently anticipates obtaining the FDA’s decision on our PMA at some point within the second half of 2027 or first half of 2028, depending on the FDA’s review process and timeline.

The FDA approval process is uncertain and there can be no guarantees of whether the Acclaim CI will ever successfully receive FDA approval. In addition, we cannot predict the effects that changes to federal regulatory staffing, funding, and policies and procedures will have on the timeline and ultimate FDA approval decision. As a result, we cannot guarantee that we will receive FDA approval on a specific timeline, or at all.

We had a net losses of $5.7 million and $3.9 million for the three months ended June 30, 2025 and 2024, respectively, and $10.7 million and $10.2 million for the six months ended June 30, 2025 and 2024, respectively, and had an accumulated deficit of $297.9 million and $284.7 million as of June 30, 2025 and December 31, 2024, respectively. We have funded our operations to date primarily through the issuance of equity securities, term debt and convertible debt. We expect to continue to incur net losses for the foreseeable future, and expect our research and development expenses, sales and marketing expenses, general and administrative expenses, and capital expenditures will continue to increase. In particular, we expect our expenses to increase as we continue our development of the Acclaim CI and seek the necessary regulatory approvals for our product candidate, as well as hire additional personnel, pay fees to outside consultants, attorneys and accountants, and incur other increased costs associated with being a public company. In addition, if and when we seek and obtain regulatory approval to commercialize the Acclaim CI in the United States, we will also incur increased expenses in connection with commercialization and marketing of such product. Our net losses may fluctuate significantly from quarter-to-quarter and year-to-year, depending on the timing of our clinical trials, if any, and our expenditures on other research and development activities. We anticipate that our expenses will increase significantly in connection with our ongoing activities, if and as we:

●	continue our research and development efforts for the Acclaim CI product candidate, including through clinical trials;

●	seek additional regulatory and marketing approvals in jurisdictions outside the United States;

●	establish a sales, marketing and distribution infrastructure to commercialize our product candidate;

●	rely on our third-party suppliers and manufacturers to obtain adequate supply of materials and components for our products;

●	seek to identify, assess, acquire, license, and/or develop other product candidates and subsequent generations of our current product candidate;

●	seek to maintain, protect, and expand our intellectual property portfolio;

●	seek to identify, hire, and retain additional skilled personnel;

●	create additional infrastructure to support our operations as a public company and our product candidate development and planned future commercialization efforts; and

●	experience any delays or encounter issues with respect to any of the above, including, but not limited to, failed studies, complex results, safety issues or other regulatory challenges that require longer follow-up of existing studies or additional supportive studies in order to pursue marketing approval.

We expect that our financial performance may fluctuate significantly from quarter-to-quarter and year-to-year due to the development status of our Acclaim CI product and our efforts to obtain regulatory approval and commercialize the Acclaim CI product.

The Acclaim CI has not yet been approved for sale. We do not expect to generate any product sales unless and until we successfully complete development and obtain regulatory approval for our product candidate. If we obtain regulatory approval for the Acclaim CI, we expect to incur significant commercialization expenses related to product sales, marketing, manufacturing and distribution. As a result, until such time, if ever, that we can generate substantial product revenue, we expect to finance our cash needs through equity offerings, debt financings or other capital sources, including collaborations, licenses or similar arrangements. However, we may be unable to raise additional funds or enter into such other arrangements when needed or on favorable terms, if at all. Any failure to raise capital as and when needed could have a negative impact on our financial condition and on our ability to pursue our business plans and strategies, including our research and development activities. If we are unable to raise capital, we will need to delay, reduce, or terminate planned activities to reduce costs.

Recent Developments

September 2025 Offering

On September 22, 2025, we entered into a Securities Purchase Agreement (the “September Purchase Agreement”) with certain accredited and institutional investors named therein (the “Purchasers”), pursuant to which we agreed to issue and sell, in a registered direct offering by the Company directly to the Purchasers (the “Registered Offering”) 1,908,402 shares (the “Shares”) of our common stock at a purchase price of $1.31 per share.

Pursuant to the terms of the September Purchase Agreement, in a concurrent private placement (the “Private Placement” and together with the Registered Offering, the “September Offering”), the Company agreed to issue to the Purchasers warrants (the “Private Warrants”) to purchase up to an aggregate of 5,725,206 shares of Common Stock (the “Warrant Shares”). The Private Warrants have an exercise price of $1.31 per share, will be exercisable commencing on the effective date of stockholder approval of the issuance of the shares of common stock issuable upon exercise of the Private Warrants (the “Stockholder Approval”), and will expire twenty-four months following the effective date of the Stockholder Approval.

The September Offering closed on September 23, 2025. The September Offering resulted in aggregate gross proceeds to the Company of approximately $2.5 million. Additionally, if the holders of Private Warrants exercise such Private Warrants in full for cash following the Stockholder Approval, the Company would receive additional gross proceeds of approximately $7.5 million.

Expansion of Clinical Trial

On October 3, 2025, the United States Food and Drug Administration (the “FDA”) approved the advancement of the Company’s pivotal clinical trial for the fully implanted Acclaim® cochlear implant to the second and final stage of the clinical trial based on the data from the 10 patients who participated in the first stage of the clinical trial. All 10 patients from the first stage of the trial successfully completed their three-month milestone with no serious adverse events or unanticipated device effects reported. In addition, the preliminary clinical data effectively characterized that the investigational Acclaim® cochlear implant can achieve effectiveness for its proposed intended use, which was a required condition of expanded trial enrollment being approved by the FDA.

The second and final stage of the clinical trial will consist of an additional 46 participants at seven clinical trial sites within the United States. The Company expects the second stage of the clinical trial to proceed in the coming weeks.

Nasdaq Market Value of Listed Securities Requirement

On February 25, 2025, we received a deficiency notification letter (the “Notification Letter”) from The Nasdaq Stock Market (“Nasdaq”) stating that we were not in compliance with Nasdaq Listing Rule 5550(b)(2) (the “Rule”) because the market value of the Company’s listed securities did not meet the minimum of $35,000,000 (the “MVLS Requirement”) for the period for 31 consecutive business days between January 7, 2025 and February 24, 2025. In accordance with Nasdaq Listing Rule 5810(c)(3)(A), we had a grace period of 180 calendar days to regain compliance with Nasdaq Listing Rule 5550(b)(2) and would return to compliance if the market value of our listed securities exceeds $35,000,000 for ten consecutive business days.

On August 26, 2025, we received a determination letter from Nasdaq notifying us that we had not regained compliance with the MVLS Requirement within the 180 day cure period. The determination letter informed the Company that it can request a hearing regarding Nasdaq’s determination with a Hearings Panel (the “Panel”) to discuss how we believe we will regain compliance and why the Company believes the Panel should grant an extension. The Company timely requested a hearing, which occurred on October 2, 2025. Nasdaq’s determination will be received within 30 days of the date of the hearing. However, Nasdaq may not grant an additional compliance period, the Panel may choose to delist our securities from trading on Nasdaq.

We intend to actively monitor the market value of our listed our common stock and will consider available options to regain compliance with the MVLS Requirement. However, there can be no assurance that we will be able to regain compliance with the MVLS Requirement or that Nasdaq will grant us a further extension of time to regain compliance, if applicable.

Corporate Information

Our public company entity was incorporated under the laws of the State of Delaware in December 2020. Our principal executive offices are located at 4875 White Bear Parkway, White Bear Lake, MN 55110. Our telephone number is (877) 900-3277. Our website address is www.envoymedical.com. Information contained on our website or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it forms a part.

Emerging Growth Company

We are an “emerging growth company”, as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”). As an emerging growth company, we are eligible, and have elected, to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. These include, but are not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and reduced disclosure obligations regarding executive compensation.

We could remain an emerging growth company until the last day of our fiscal year following the fifth anniversary of the consummation of our initial public offering. However, if our annual gross revenue is $1.235 billion or more, or our non-convertible debt issued within a three year period exceeds $1 billion, or the market value of our shares of common stock that are held by non-affiliates exceeds $700 million on the last day of the second fiscal quarter of any given fiscal year, we would cease to be an emerging growth company as of the last day of that fiscal year.

Smaller Reporting Company

We are also currently a “smaller reporting company,” meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company, and have a public float of less than $250 million or annual revenues of less than $100 million during the most recently completed fiscal year. In the event that we are still considered a “smaller reporting company,” at such time as we cease being an “emerging growth company,” the disclosure we will be required to provide in our SEC filings will increase, but will still be less than it would be if we were not considered either an “emerging growth company” or a “smaller reporting company.” Specifically, similar to “emerging growth companies,” “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, only being required to provide two years of audited financial statements in annual reports. Decreased disclosures in our SEC filings due to our status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyze our results of operations and financial prospects.

THE OFFERING

Issuer	Envoy Medical, Inc.

Common Stock being Offered	3,007,524 shares of common stock.

Common Stock to be Outstanding Immediately After this Offering	28,676,841, assuming no exercise of the warrants being issued in a concurrent private placement transaction.

Use of Proceeds	We estimate that the net proceeds from this offering (net of offering expenses) will be approximately $3.6 million after deducting the placement agent fees and estimated offering expenses payable by us. See “Use of Proceeds” on page S-9 for a more complete description of the intended use of proceeds from this offering.

Risk Factors	See the sections titled “Risk Factors” commencing on page S-6 of this prospectus supplement and on page 3 in the accompanying prospectus and under similar headings in the documents incorporated by reference herein and therein for a discussion of factors you should consider carefully before deciding to invest in our securities.

Concurrent Private Placement	In a concurrent private placement, we are also selling to the purchasers of shares of common stock in this offering, warrants to purchase up to an aggregate of 9,022,572 shares of our common stock. The warrants are exercisable immediately at an exercise price of $1.33 per share and expire two years from the effective date of the registration statement covering the resale of the shares of common stock underlying the warrants. The warrants and the shares of common stock issuable upon the exercise of the warrants, are not being offered pursuant to this prospectus supplement and the accompanying prospectus and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder. See the section titled “Private Placement Transaction.” Pursuant to the securities purchase agreement, dated October 7, 2025, by and between us and the purchasers party thereto, we will use commercially reasonable efforts to cause a registration statement on Form S-1 providing for the resale by holders of shares of our common stock issuable upon the exercise of the warrants, to become effective 90 days following the closing date of this offering and to keep such registration statement effective at all times until such purchasers do not own any of such warrants or shares of common stock issuable upon exercise thereof.

Nasdaq Symbols	Our Class A Common Stock is listed on The Nasdaq Global Market under the symbol “COCH”. On October 7, 2025, the closing price of our Class A Common Stock was $1.59 per share. There is no established trading market for the warrants, and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the warrants on any national securities exchange or other trading market. Without an active trading market, the liquidity of the warrants will be limited.

The above discussion is based on 25,669,317 shares of our Class A Common Stock outstanding as of October 8, 2025, and excludes, as of that date, the following:

●	14,166,666 shares of Class A Common Stock issuable upon exercise of Public Warrants with an exercise price of $11.50 per share;

●	1,135,499 shares of Class A Common Stock issuable upon exercise of Meteora Warrants with an exercise price of $1.50 per share, subject to adjustment;

●	3,500,000 shares of Class A Common Stock issuable upon exercise of the warrants held by GAT with a weighted average exercise price of $1.90 per share;

●	3,588,406 shares of Class A Common Stock issuable upon conversion of Series A Preferred Stock;

●	2,060,934 shares of Class A Common Stock underlying options granted under our 2023 Equity Incentive Plan, exercisable at an average weighted exercise price of $2.31 per share; and

●	5,725,206 shares of Class A Common Stock underlying stock purchase warrants exercisable at an exercise price of $1.31 per share.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before investing in our securities, you should consider carefully the risks described below, together with the other information contained in this prospectus supplement, the accompanying prospectus or incorporated by reference herein or therein, including the risks and uncertainties discussed under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024 and our subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus supplement. If any of the risks incorporated by reference or set forth below occur, our business, financial condition, results of operations and future growth prospects could be materially and adversely affected. In these circumstances, the market price of our securities could decline, and you may lose all or part of your investment.

Risks Related to this Offering and our Securities

You will experience immediate and substantial dilution in the net tangible book value per share of the Class A Common Stock you purchase. You may also experience future dilution as a result of future equity offerings.

The price per share, together with the number of shares of common stock to be issued in this offering will result in an immediate decrease in the market price of our common stock. Our historical net tangible book value as of June 30, 2025 was $(29.9) million, or approximately $(1.39) per share of our common stock. After giving effect to the shares of our common stock to be sold in this offering at a public offering price of $1.33 per share, our as adjusted net tangible book value as of June 30, 2025 would have been ($27.6) million, or approximately $(1.18) per share of our common stock. This represents an immediate increase in the net tangible book value of approximately $0.21 per share of our common stock to our existing stockholders and an immediate dilution in net tangible book value of approximately $2.49 per share of our Class A Common Stock to new investors, representing the difference between the offering price and our as adjusted net tangible book value as of June 30, 2025, after giving effect to this offering, and the public offering price per share.

In addition, in order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. In the event that the outstanding options or warrants are exercised or settled, or that we make additional issuances of common stock or other convertible or exchangeable securities, you could experience additional dilution. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders, including investors who purchase shares of common stock in this offering. The price per share at which we sell additional shares of our common stock or securities convertible into common stock in future transactions, may be higher or lower than the price per share in this offering. As a result, purchasers of the shares we sell, as well as our existing stockholders, will experience significant dilution if we sell at prices significantly below the price at which they invested.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds, including for any of the purposes described in the section of this prospectus supplement entitled “Use of Proceeds.” We currently intend to use the net proceeds from this offering for working capital and general corporate purposes to fund the Company through its FDA pivotal trial. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used appropriately. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, cause the price of our securities to decline. Pending the application of these funds, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.

Any holder of the warrants being sold in a private placement concurrently with this offering will have no rights as a holder of our common stock until such holder exercises its warrants and acquires our common stock.

Until the holder of any warrants being sold in a private placement concurrently with this offering exercises such warrants and acquires shares of our common stock, such holder will have no rights with respect to the shares of our common stock underlying such warrants. Upon exercise of such warrants, the holder will be entitled to exercise the rights of a holder of our common stock only as to matters for which the record date occurs after the exercise date.

There is no public market for the warrant being sold in a private placement concurrently with this offering.

There is no established public trading market for the warrants being offered in the concurrent private placement, and we do not expect a market to develop.

In addition, we do not intend to apply for listing of the warrants on any national securities exchange or other nationally recognized trading system. Without an active market, the liquidity of the warrants will be limited.

This offering may cause the trading price of our common stock to decrease.

The price per share, together with the number of shares of common stock we propose to issue and ultimately will issue if this offering is completed and/or the number of shares of our common stock issuable upon exercise the warrants being sold concurrently herewith, may result in an immediate decrease in the market price of our common stock. This decrease may continue after the completion of this offering.

If we do not file and maintain a current and effective prospectus relating to the common stock issuable upon exercise of the warrants, the holder thereof may exercise the warrants on a “cashless basis.”

If we do not file and maintain a current and effective prospectus relating to the shares of common stock issuable upon exercise of the warrants at the time that holders wish to exercise such warrants, they will be able to exercise such warrants on a “cashless basis”. As a result, the number of shares of common stock that holders will receive upon exercise of the warrants will be fewer than it would have been had such holders exercised their warrants for cash. We have agreed to file a registration statement to register the shares of common stock underlying the warrants, or the warrant shares, as soon as practicable (and in any event within 30 calendar days of the date of this prospectus supplement), and use commercially reasonable efforts to cause such registration statement to become effective within 90 days following the closing date of this offering and to keep such registration statement effective at all times until the investors hold no warrants or warrant shares issuable upon exercise thereof. However, we cannot assure you that we will be able to do so. If the warrants are exercised on a “cashless basis,” we will not receive any consideration from such exercises.

Provisions of the warrants could discourage an acquisition of us by a third party.

Certain provisions of the warrants being sold in a private offering concurrently with this offering could make it more difficult or expensive for a third party to acquire us. The warrants prohibit us from engaging in certain transactions constituting “fundamental transactions” unless, among other things, the surviving entity assumes our obligations under the warrants. Further, the warrants provide that, in the event of “fundamental transaction,” with some exceptions, we or a successor entity will be obligated to, at the option of the holder of such warrant, purchase such warrant from such holder by paying an amount of cash equal to the Black Scholes value (as described in such warrants) of the unexercised portion of the warrants on the date of the consummation of the fundamental transaction. For more information, see “Private Placement Transaction”. These and other provisions of the warrants could prevent or deter a third party from acquiring us even where the acquisition could be beneficial to the holders of our common stock.

There may be future sales of our common stock, which could adversely affect the market price of our common stock and dilute a stockholder’s ownership of common stock.

The exercise of any warrants or options granted to executive officers and other service providers under our equity compensation plans, and any other issuances of our common stock could have an adverse effect on the market price of the shares of our common stock. Other than the restrictions set forth in the section titled “Plan of Distribution,” we are not restricted from issuing additional shares of common stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive shares of common stock, provided that we are subject to the requirements of the Nasdaq Capital Market (which generally requires stockholder approval for any transactions which would result in the issuance of more than 20% of our then outstanding shares of common stock or voting rights representing over 20% of our then outstanding shares of stock). Sales of a substantial number of shares of our common stock in the public market or the perception that such sales might occur could materially adversely affect the market price of the shares of our common stock. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Accordingly, our stockholders bear the risk that our future offerings will reduce the market price of our common stock and dilute their stock holdings in us.

We have limited available operating capital, and we will be required to raise additional capital shortly after the current offering.

Following this offering, we expect to have sufficient funds for our operations through approximately February 2026. We have based our estimates as to how long we expect we will be able to fund our operations on assumptions that may prove to be wrong, and we could use our available capital resources sooner than we currently expect, in which case we would be required to obtain additional financing sooner than currently projected. Such financing may not be available to us on acceptable terms, or at all. If we are unable to raise sufficient capital when needed or we incur unanticipated expenses, we would need to materially curtail our operations and expenses, which could have a material adverse effect on our financial position, results of operations, cash flows, and ability to achieve our intended business objectives. These matters raise substantial doubt about our ability to continue as a going concern, and if we are unable to raise required capital, we may be unable to continue the operation of our business as currently planned or to seek strategic alternative transactions.

Our failure to meet Nasdaq’s continued listing requirements could result in a delisting of our common stock from Nasdaq.

If we fail to satisfy Nasdaq’s continued listing requirements, such as the corporate governance requirements, the minimum market value of listed securities requirements, or closing bid price requirement, Nasdaq may take steps to delist our Class A Common Stock. We received a notice of delisting from Nasdaq on February 25, 2025 regarding the market value of listed securities standard and will be required to meet such standard to maintain our Nasdaq listing. On August 26, 2025, the Company received a determination letter from Nasdaq notifying the Company that it has not regained compliance with the MVLS Requirement within the 180 day cure period. The determination letter informed the Company that it can request a hearing regarding Nasdaq’s determination with the Panel by September 2, 2025 to discuss how the Company believes it will regain compliance and why the Company believes the Panel should grant an extension. If the Company had not made a request to the Panel, the trading of the Company’s securities would have been suspended at the opening of business on September 4, 2025. The Company submitted a hearing request to the Panel on August 29, 2025. The request itself will stay any trading suspension of the Company’s securities or the potential filing of a Form 25-NSE until after the Panel meeting is held and the Panel provides a decision. The Company presented to the Panel what it believes to be several different viable and relatively near-term pathways to regain compliance (including, in part, through the current offering), however, there can be no assurance that the Panel will grant the Company’s request for continued listing or provide a listing compliance extension. If such extension is not granted or the Company is unable to regain compliance with the MVLS Requirement during such extension, our shares of common stock, including the shares of common stock issued in this offering, will be delisted from Nasdaq, which would substantially reduce liquidity of holders of common stock.

USE OF PROCEEDS

We estimate that the net proceeds to us from the offering will be approximately $3.6 million after deducting the placement agent fees and estimated offering expenses payable by us and excluding the proceeds, if any, from the exercise of the warrants.

We currently intend to use the net proceeds from this offering for working capital and general corporate purposes to fund our operations during our FDA pivotal clinical study. This expected use of proceeds from this offering represents our intentions based upon our current plans and prevailing business conditions, which could change in the future as our plans and prevailing business conditions evolve. The amounts and timing of our use of proceeds will vary depending on a number of factors, including the amount of cash generated or used by our operations. As a result, we will retain broad discretion in the allocation of the net proceeds of this offering.

Pending the uses described above, we plan to invest the net proceeds from this offering in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government, although the Company will evaluate the best investment options for the net proceeds.

DIVIDEND POLICY

We intend to retain future earnings, if any, to finance the operation and expansion of our business and do not anticipate paying any cash dividends with respect to our shares of common stock in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

DILUTION

If you invest in this offering, your ownership interest will be immediately diluted to the extent of the difference between the public offering price per share of common stock and the as adjusted net tangible book value per share after giving effect to this offering.

As of June 30, 2025, our as reported net tangible book value was $(29.9) million, or $(1.39) per share of common stock. Net tangible book value per share represents our total tangible assets, less our total liabilities, divided by the number of outstanding shares of our common stock.

Dilution represents the difference between the amount per share paid by purchasers in this offering and the as adjusted net tangible book value per share of Class A Common Stock after the offering. After giving effect to the sale of 3,007,524 shares of our common stock in this offering at an offering price of $1.33 per share and after deducting placement agent fees and estimated offering expenses payable by us, but without adjusting for any other change in our net tangible book value subsequent to June 30, 2025, our as adjusted net tangible book value would have been $(1.20) per share as of June 30, 2025. This represents an immediate increase in net tangible book value on a reported basis of $0.19 per share to our existing stockholders and immediate dilution of $2.53 per share to new investors purchasing the securities at the public offering price. The following table illustrates the dilution in net tangible book value per share to new investors as of June 30, 2025:

Public offering price per share of common stock		$1.33
Net tangible book value per share as of June 30, 2025	$(1.39)
Increase in net tangible book value per share to the existing stockholders attributable to this offering.	$0.21
As adjusted net tangible book value per share as of June 30, 2025, after giving effect to this offering		$(1.18)
Dilution in net tangible book value per share to new investors on an as adjusted basis		$(2.49)

The above discussion is based on 21,520,932 shares of our Class A Common Stock outstanding as of June 30, 2025, and excludes, as of that date, the following:

●	14,166,666 shares of Class A Common Stock issuable upon exercise of Public Warrants with an exercise price of $11.50 per share;

●	3,209,511 shares of Class A Common Stock issuable upon exercise of Meteora Warrants with an exercise price of $1.50 per share, subject to adjustment;

●	3,500,000 shares of Class A Common Stock issuable upon exercise of the warrants held by GAT with a weighted average exercise price of $1.90 per share;

●	3,588,406 shares of Class A Common Stock issuable upon conversion of Series A Preferred Stock; and

●	2,164,238 shares of Class A Common Stock underlying options granted under our 2023 Equity Incentive Plan, exercisable at an average weighted exercise price of $2.31 per share.

DESCRIPTION OFTHE SECURITIES WEARE OFFERING

We are offering through this prospectus supplement and the accompanying prospectus 3,007,524 shares of our common stock.

Common Stock

The material terms and provisions of our common stock and each other class of our securities that qualifies or limits our common stock are described under the caption “Description of Capital Stock” starting on page 8 of the accompanying prospectus.

PRIVATE PLACEMENT TRANSACTION

Concurrently with the sale of common stock in this offering, we will issue to the investors in this offering private placement warrants, or common warrants, to purchase up to an aggregate of 9,022,572 shares of common stock at an exercise price equal to $1.33 per share (subject to standard adjustments for stock splits, stock dividend, rights offerings and pro rata distributions). The common warrants are being sold together with the shares of common stock being sold in this offering, and we will receive additional proceeds from the common warrants to the extent the common warrants are exercised for cash.

The common warrants and the common stock issuable upon the exercise of such common warrants are not being registered under the Securities Act, are not being offered pursuant to this prospectus supplement and the accompanying prospectus and instead are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and/or Rule 506(b) promulgated thereunder. Accordingly, the purchasers may only sell common stock issued upon exercise of the common warrants pursuant to an effective registration statement under the Securities Act covering the resale of those shares, an exemption under Rule 144 under the Securities Act or another applicable exemption under the Securities Act.

The summary below is not complete and is subject to, and qualified in its entirety by, the provisions of the common warrants, which will be filed with the SEC as an exhibit to a Current Report on Form 8-K in connection with the concurrent private placement and incorporated by reference into the registration statement of which this prospectus supplement and the accompanying prospectus form a part. Prospective investors should carefully review the terms and provisions of the form common warrants for a complete description of the terms and conditions of the common warrants.

Duration, Exercise Price and Anti-Dilutive Rights

The common warrants have an exercise price of $1.33 per share and are exercisable immediately. The common warrants will expire on the 24-month anniversary of the effective date of the registration statement covering the resale of the shares of common stock underlying the common warrants. The common warrants contain standard adjustments to the exercise price including for stock splits, stock dividends and rights offerings.

Exercisability

Each common warrant is exercisable immediately at an exercise price of $1.33 per share, subject to adjustment, and will remain exercisable for two years from the effective date of the registration statement covering the resale of the shares of common stock underlying the common warrants, but not thereafter.

Exercise Limitation

A holder (together with its affiliates) may not exercise any portion of the common warrants to the extent that the holder would beneficially own more than 4.99% (or, at the election of the holder, 9.99%) of the outstanding common stock immediately after exercise (the “Beneficial Ownership Limitation”), except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the Beneficial Ownership Limitation, provided that the Beneficial Ownership Limitation in no event exceeds 9.99%.

Cashless Exercise

In lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may, in the event the shares underlying the common warrants, or the common warrants shares, are not registered under the Securities Act, elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the common warrants.

Fractional Shares

No fractional shares of common stock will be issued in connection with the exercise of a common warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the next whole share.

Fundamental Transaction

In the event of a fundamental transaction, as described in the common warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of the voting power of the common equity of the Company, the holders of the common warrants will be entitled to receive upon exercise of the common warrant the kind and amount of securities, cash or other property that the holders would have received had they exercised the common warrant immediately prior to such fundamental transaction. In addition, in the event of a fundamental transaction, with some exceptions, we or a successor entity will be obligated to, at the option of the holder of such warrant, purchase such warrant from such holder by paying an amount of cash equal to the Black Scholes value (as described in such warrants) of the unexercised portion of the common warrants on the date of the consummation of the fundamental transaction.

Transferability

Subject to applicable laws, a common warrant may be transferred at the option of the holder upon surrender of the common warrant to us together with the appropriate instruments of transfer.

Resale/Registration Rights

Under the purchase agreement pursuant to which the common warrants were sold (the “Purchase Agreement”), we agreed that as soon as practicable (and in any event within 30 calendar days of the date of the Purchase Agreement), we would file a registration statement on Form S-1, referred to herein as the Re-Sale Registration Statement, providing for the resale of the shares of common stock issuable upon exercise of the common warrants, use commercially reasonable efforts to cause such registration statement to become effective within 90 days following the closing date of this offering and to keep such registration statement effective at all times until the investors own no common warrants or shares of common stock issuable upon exercise thereof.

Exchange Listing

We do not intend to list the common warrants on any securities exchange or nationally recognized trading system.

Rights as a Stockholder

Except as otherwise provided in the common warrants or by virtue of such holder’s ownership of common stock, the holders of the common warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise the common warrants.

PLAN OF DISTRIBUTION

Pursuant to an engagement letter agreement dated September 17, 2025 (the “Engagement Letter”), we have engaged H.C. Wainwright & Co., LLC (the “Placement Agent”) to act as our exclusive placement agent in connection with this offering. Under the terms of the Engagement Letter, the Placement Agent is not purchasing the securities offered by us in this offering, and is not required to sell any specific number or dollar amount of securities, but will assist us in this offering on a reasonable best-efforts basis. The terms of this offering were subject to market conditions and negotiations between us, the Placement Agent and prospective investors. The Placement Agent will have no authority to bind us by virtue of the Engagement Letter. The Placement Agent may engage sub-agents or selected dealers to assist with this offering. We may not sell the entire amount of the securities offered pursuant to this prospectus supplement.

The Placement Agent proposes to arrange for the sale of the shares we are offering pursuant to this prospectus supplement and accompanying prospectus to one or more institutional or accredited investors through securities purchase agreements directly between the purchasers and us. We will only sell to such investors who have entered into the securities purchase agreement with us.

We have agreed to indemnify the Placement Agent against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the Placement Agent may be required to make in respect thereof.

Pursuant to the terms of the securities purchase agreement, from the date hereof until 15 days after the closing date of this offering, we may not issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of common stock or common stock equivalents, subject to certain exceptions set forth in the securities purchase agreement.

In addition, we have also agreed with the purchasers of our common stock, subject to certain exceptions, from the date of this prospectus supplement until one year after the closing date of this offering, that we will not effect or enter into an agreement to effect a “Variable Rate Transaction” as defined in the securities purchase agreement.

Fees and Expenses

We have agreed to pay the Placement Agent a placement agent fee equal to 7.5% of the aggregate purchase price of the securities sold in this offering and a management fee equal to 1.0% of the aggregate purchase price of the securities sold in this offering. The following table shows the per share and total cash Placement Agent’s fees we will pay to the Placement Agent in connection with the sale of the securities offered pursuant to this prospectus supplement and the accompanying prospectus, assuming the purchase of all of the securities offered hereby.

	Per Share and accompanying Common Warrant	Total
Public offering price	$1.3300	$4,000,006
Placement Agent Fees (1)	$0.1131	$340,001
Proceeds to us, before expenses(2)	$1.2169	$3,660,007

(1)	We have also agreed to reimburse the Placement Agent for certain expenses incurred in connection with this offering, discussed below. In addition, in connection with any future exercise of the common warrants, we have agreed to (A) pay the Placement Agent (i) a cash fee equal to 7.5% of the aggregate gross exercise price paid in cash with respect to the exercise of such common warrants and (ii) a management fee equal to 1.0% of the aggregate gross exercise price paid in cash with respect to the exercise of such common warrants and (B) issue to the Placement Agent or its designees additional placement agent warrants to purchase that number of shares equal to 7.5% of the aggregate number of shares of common stock underlying such common warrants that have been exercised.

(2)	Does not include proceeds from the exercise of the common warrants to be issued to the investors or the placement agent warrants to be issued to the placement agent or its designees in cash, if any.

We have also agreed to reimburse the Placement Agent $20,000 for its non-accountable expenses, $50,000 for fees and expenses of its legal counsel and other out-of-pocket expenses and $15,950 for its clearing fees. We estimate that the total expenses of the offering payable by us, excluding the Placement Agent’s fees and expenses, will be approximately $125,000.

In addition, we will issue to the Placement Agent, or its designees, placement agent warrants to purchase up to 225,564 shares of common stock. The placement agent warrants are exercisable immediately, will have an exercise price equal to $1.6625 per share and will expire on the earlier of (i) two years from the effective date of the registration statement covering the resale of the shares of common stock underlying the common warrants and (ii) October 7, 2030.

The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by them and any profit realized on the resale of the shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the Placement Agent would be required to comply with the requirements of the Securities Act and the Securities Exchange Act of 1934, as amended, or the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares by the placement agent acting as principal. Under these rules and regulations, the Placement Agent:

●	may not engage in any stabilization activity in connection with our securities; and

●	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

This prospectus supplement and the accompanying prospectus may be made available in electronic format on websites or through other online services maintained by the Placement Agent or by an affiliate of the Placement Agent. Other than this prospectus supplement and the accompanying prospectus, the information on the Placement Agent’s website and any information contained in any other website maintained by the Placement Agent is not part of this prospectus supplement and the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus form a part, has not been approved and/or endorsed by us or the Placement Agent, and should not be relied upon by investors.

The foregoing does not purport to be a complete statement of the terms and conditions of the securities purchase agreement and other documentation associated with this offering. A copy of such documents will be included as an exhibit to an SEC filing and incorporated by reference into the registration statement of which this prospectus supplement and the accompanying prospectus form a part. See “Where You Can Find Additional Information” and “Incorporation by Reference of Certain Documents”.

No action has been or will be taken in any jurisdiction (except in the United States) that would permit a public offering of the securities offered by this prospectus supplement and accompanying prospectus, or the possession, circulation or distribution of this prospectus supplement and accompanying prospectus or any other material relating to us or the securities offered hereby in any jurisdiction where action for that purpose is required. Accordingly, the securities offered hereby may not be offered or sold, directly or indirectly, and neither of this prospectus supplement and accompanying prospectus nor any other offering material or advertisements in connection with the securities offered hereby may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction. The Placement Agent may arrange to sell securities offered by this prospectus supplement and accompanying prospectus in certain jurisdictions outside the United States, either directly or through affiliates, where it is permitted to do so.

Relationships

The Placement Agent and its affiliates have provided and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us in the ordinary course of their business, for which they have and may receive customary fees and commissions. In addition, from time to time, the Placement Agent and its affiliates may effect transactions for their own accounts or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future.

The Placement Agent acted as exclusive placement agent in connection with our registered direct offering of 1,908,402 shares of common stock and concurrent private placement of warrants to purchase up to an aggregate of 5,725,206 shares of common stock, which was consummated on September 23, 2025, pursuant to which it received compensation.

Except as disclosed in this prospectus supplement, we have no present arrangements with the Placement Agent for any further services.

Lock-Up

Pursuant to the terms of the Purchase Agreement and subject to certain exceptions, we are prohibited from entering into any agreement to issue or announcing the issuance or proposed issuance of any shares of common stock or securities convertible or exercisable into common stock for a period commencing on the date of this prospectus supplement and expiring 15 days from the closing date of this offering. Additionally, our directors and officers have entered into lock-up agreements. Under these agreements, these individuals have agreed, subject to specified exceptions, not to sell or transfer any shares of common stock or securities convertible into, or exchangeable or exercisable for, our common stock during a period ending 15 days after the closing date of this offering. Specifically, these individuals have agreed, in part, not to:

●	offer, sell, contract to sell, hypothecate, pledge, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of;

●	enter into any swap or any other agreement or any transaction which is designed to, or might reasonably be expected to, result in the disposition whether by actual disposition or effective economic disposition due to cash settlement or otherwise;

●	directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended;

●	publicly announce the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge; or

●	other arrangement relating to any of our securities.

Notwithstanding these limitations, these shares of common stock may be transferred under limited circumstances, including, without limitation, by gift, will or intestate succession.

Furthermore, we are also prohibited from entering into any agreement to issue Common Stock or any Common Stock Equivalent (as defined in the securities purchase agreement) involving a Variable Rate Transaction (as defined in the securities purchase agreement), subject to certain exceptions, for a period commencing on the date of the securities purchase agreement and expiring one year from the closing date of this offering.

Right of First Refusal

We have granted the Placement Agent a right of first refusal for a period of twelve-months following the closing of any offering undertaken by them during the term of their engagement to act as our sole book-runner, sole manager, sole underwriter, sole placement agent, or sole agent for any further capital raising transactions undertaken by us using a manager, placement agent, or underwriter.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Equiniti Trust Company, LLC.

Tail

We also have granted the Placement Agent a tail cash fee equal to the fee that the Placement Agent would have been due under Engagement Letter for any offering completed within twelve months following the termination or expiration of the engagement letter agreement to investors whom the Placement Agent contacted or introduced to us directly or indirectly in connection with this offering, subject to certain exceptions.

Electronic Distribution

This prospectus supplement and accompanying prospectus may be made available in electronic format on websites or through other online services maintained by the Company and/or the Placement Agent or by their respective affiliates. Other than this prospectus supplement and accompanying prospectus in electronic format, the information on the Company’s and/or the Placement Agent’s websites and any information contained in any other websites maintained by the Company and/or the Placement Agent is not part of this prospectus supplement, accompanying prospectus, or the registration statement of which this prospectus supplement and accompanying prospectus form a part, has not been approved and/or endorsed by us or the Placement Agent, and should not be relied upon by investors.

The foregoing does not purport to be a complete statement of the terms and conditions of the engagement letter agreement with the Placement Agent nor the securities purchase agreement. See “Where You Can Find Additional Information”.

Listing

Our common stock is traded on the Nasdaq Capital Market under the symbol “COCH.”

LEGALMATTERS

The validity of the securities offered hereby will be passed upon for us by Fredrikson & Byron, PA, Minneapolis, Minnesota. Lowenstein Sandler LLP, New York, New York, is counsel to the Placement Agent in connection with this offering.

EXPERTS

The audited financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file reports, proxy statements and other information with the SEC. The SEC maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is www.sec.gov.

Our web site address is www.envoymedical.com. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus supplement.

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

INCORPORATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement and the accompanying prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement and the accompanying prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement or the accompanying prospectus modifies or replaces that statement.

We incorporate by reference the following information or documents that we have filed with the SEC:

●	Our Annual Report on Form 10-K for the year ended December 31, 2024, filed on March 31, 2025;

●	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025, filed on May 1, 2025 and July 31, 2025;

●	Our Current Reports on Form 8-K (excluding any reports or portions thereof that are deemed to be furnished and not filed) filed on January 21, 2025, March 3, 2025, March 12, 2025, April 11, 2025, May 19, 2025, June 3, 2025, June 25, 2025, July 2, 2025, July 29, 2025; August 26, 2025; August 29, 2025; September 9, 2025; September 19, 2025; September 23, 2025; and October 7, 2025;

●	Our Proxy Statement on Schedule 14A relating to our annual meeting of stockholders, filed on April 18, 2025 (with respect to those portions incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2024); and

●	The description of our Class A Common Stock contained in Exhibit 4.3 to our Annual Report on Form 10-K for the year ended December 31, 2023 filed April 1, 2024, including any amendment or report filed for the purpose of updating such description.

We incorporate by reference into this prospectus supplement and accompanying prospectus all reports and other documents we subsequently file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, between the date of this prospectus supplement and the termination of the offering of the securities described in this prospectus supplement. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K. The reports and documents specifically listed above or filed in the future (excluding any information furnished to, rather than filed with, the SEC) are deemed to be part of this prospectus supplement and accompanying prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus supplement and the accompanying prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:

4875 White Bear Parkway, White Bear Lake, MN 55110; (877) 900-3277.

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus supplement and the accompanying prospectus.

PROSPECTUS

ENVOY MEDICAL, INC.

$75,000,000
Class A Common Stock
Preferred Stock
Warrants
Debt Securities
Units

The securities covered by this prospectus may include shares of our Class A common stock, par value $0.0001 per share (“Class A Common Stock”); shares of preferred stock; warrants to purchase shares of our Class A Common Stock, preferred stock and/or debt securities; debt securities consisting of debentures, notes or other evidences of indebtedness; or units consisting of any combination of such securities. We may offer the securities from time to time in one or more series or issuances directly to our stockholders or purchasers, or through agents, underwriters or dealers as designated from time to time.

This prospectus provides a general description of the securities we may offer. Each time we sell securities, we will provide specific terms of the securities offered in a supplement to this prospectus. Such a prospectus supplement may also add, update or change information contained in this prospectus. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement. We will sell these securities directly to our stockholders or to purchasers or through agents on our behalf or through underwriters or dealers as designated from time to time. If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide the names of the agents or underwriters and any applicable fees, commissions or discounts.

Our Class A Common Stock is listed on The Nasdaq Capital Market under the symbol “COCH” and our Public Warrants are listed on The Nasdaq Capital Market under the symbol “COCHW.” On September 30, 2024, the last reported sale price of our Class A Common Stock was $3.25 per share.

We are an “emerging growth company” as defined by the Jumpstart Our Business Startups Act of 2012, and as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings.

As of September 30, 2024, the aggregate market value of our outstanding Class A Common Stock held by non-affiliates, or public float, was approximately $34,204,079 based on 19,730,992 shares of outstanding Class A Common Stock, of which 9,194,645 were held by non-affiliates as of such date, at a price of $3.72 per share on September 23, 2024, which was the highest closing sale price of our Class A Common Stock on The Nasdaq Capital Market within 60 days of the filing date of this registration statement. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered on this registration statement in a public primary offering with a value exceeding one-third of our public float in any 12-month calendar period so long as our public float remains below $75.0 million (the “Baby Shelf Limitation”).

Investing in our securities involves risks. See “Risk Factors” on page 3. You should carefully read this prospectus, the documents incorporated herein, and the applicable prospectus supplement before making any investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 21, 2024.

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ABOUT THIS PROSPECTUS

The securities described in this prospectus are part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may offer to sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $75,000,000, subject to the Baby Shelf Limitation. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of such offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any applicable prospectus supplement, including all documents incorporated herein by reference, together with additional information described under “Where You Can Find More Information” below.

We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or an accompanying prospectus supplement. This prospectus and the accompanying prospectus supplement, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and any accompanying prospectus supplement, if any, is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

Unless the context otherwise requires, “COCH,” the “Company,” “we,” “us,” “our” and similar names refer to Envoy Medical, Inc.

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OUR COMPANY

Business Overview

We are a hearing health company focused on providing innovative medical technologies across the hearing loss spectrum. Our technologies are designed to shift the paradigm within the hearing industry and bring both providers and patients the hearing devices they desire. Founded in 1995, our vision is to create fully implanted hearing devices that leverage the natural ear – not an artificial microphone – to pick up sound. In recent years, we have focused almost exclusively on developing the fully implanted Acclaim® cochlear implant (the “Acclaim CI”), our lead product candidate.

We believe that the Acclaim CI is a first-of-its-kind cochlear implant. Our fully implanted technology includes a sensor designed to leverage the natural anatomy of the ear instead of a microphone to capture sound. The Acclaim CI is designed to address severe to profound sensorineural hearing loss that is not adequately addressed by hearing aids. The Acclaim CI will only be indicated for adults who have been deemed adequate candidates by a qualified physician. The Acclaim CI received the Breakthrough Device Designation from the United States Food and Drug Administration (the “FDA”) in 2019.

Our first product, the Esteem® Fully Implanted Active Middle Ear Implant (“Esteem FI-AMEI”), was created and received FDA approval in 2010. The Esteem FI-AMEI is a fully implanted active middle ear hearing device and remains the only FDA approved fully implanted hearing device in the US market. Unfortunately, the Esteem FI-AMEI failed to gain commercial traction, primarily due to a lack of reimbursement or insurance coverage from third-party payors. Despite commercial challenges, approximately 1,000 Esteem FI-AMEI devices were implanted. Some devices had been implanted in the early 2000s during clinical trials, providing Envoy Medical with nearly two decades of experience with its implantable sensor technology. Throughout our experience, our sensor technology proved a viable alternative and robust option to external or implanted microphones.

In late 2015, we made the decision to shift our focus from the Esteem FI-AMEI to a new product that would leverage our sensor technology and incorporate it into a cochlear implant. As a result, we now have the Acclaim CI, a fully implanted cochlear implant. We believe the Acclaim CI gives us the opportunity to disrupt the existing cochlear implant market. The cochlear implant market is one that already has established market acceptance and reimbursement pathways. In the United States, before we can market a new Class III medical device, which the Acclaim CI is, we must first receive FDA approval via the premarket application approval process.

In order for our pivotal clinical study to begin, we are required to obtain an Investigational Device Exemption (“IDE”) from the FDA. We submitted an IDE application at the end of the first quarter of 2024. Due to some pending testing and the desire to continue interactive conversations with the FDA, we decided to convert the IDE to a “pre-submission” (sometimes referred to a Q-submission). This conversion allows for the pending testing to be completed and interactive feedback to be received from the FDA. FDA approval of the IDE is not guaranteed, and each step of the process may take longer than we have planned. We view the interactions with the FDA as a positive development that may increase the chances of a successful Premarket Approval (“PMA”) submission, which is planned to be filed at the conclusion of the pivotal clinical study. We believe it is advantageous that the pre-submission will allow us further discussion with the FDA now, prior to pivotal clinical trial beginning. We currently anticipate obtaining FDA approval of our PMA by the end of 2026, although the FDA approval process is uncertain, and we cannot guarantee that we will receive FDA approval on that timeline, or at all.

Additional Information

Our principal executive office is located at 4875 White Bear Parkway, White Bear Lake, Minnesota 55110. Our telephone number is (877) 900-3277, and our website is www.envoymedical.com. The information contained on or accessible through our website is not incorporated by reference into, and should not be considered part of, this prospectus or the information incorporated herein by reference.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “Jobs Act”). As an emerging growth company, we may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include:

●	being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

●	an extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act;

●	reduced disclosure about our executive compensation arrangements in our periodic reports, proxy statements and registration statements;

●	exemptions from the requirements to hold a non-binding advisory vote on executive compensation or seek shareholder approval of golden parachute arrangements not previously approved; and

●	an exemption from the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”) in the assessment of our internal control over financial reporting.

We expect to take advantage of some or all of the reduced and other requirements that will be available to us as long as we qualify as an emerging growth company. We will, in general, remain an emerging growth company for up to five full fiscal years from the effectiveness of our initial registration statement in September 2023. We will cease to be an emerging growth company and become ineligible to rely on the above exemptions if we:

●	have $1.235 billion or more in annual revenue in a fiscal year;

●	issue more than $1.0 billion of non-convertible debt during any three-year period; or

●	become a “large accelerated filer” as defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act’).

We are also a “smaller reporting company” as defined in Rule 12b-2 promulgated under the Exchange Act. We may remain a smaller reporting company if either (i) the market value of our stock held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700 million. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company, we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and have reduced disclosure obligations regarding executive compensation.

We have taken advantage of these reduced reporting requirements in this prospectus and the information incorporated herein by reference. Accordingly, the information contained herein may be different from the information you receive from other public companies that are not smaller reporting companies.

RISK FACTORS

Investing in our securities involves risk. You should consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed on April 1, 2024 with the Securities and Exchange Commission (“SEC”), which is incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. If any of these risks were to occur, our business, financial condition, and results of operations could be severely harmed. This could cause the trading price of our common stock to decline, and you could lose all or part of your investment.

In addition, any prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to such an investment in us. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in such prospectus supplement or appearing or incorporated by reference in this prospectus.

FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents incorporated herein by reference contain forward-looking statements and information within the meaning of Section 27A of the Securities Act of 1933, as amended, or the “Securities Act”, and Section 21E of the Exchange Act, which are subject to the safe harbor created by those sections. These forward-looking statements and information regarding us, our business prospects and our results of operations are subject to certain risks and uncertainties that could cause our actual business, prospects and results of operations to differ materially from those that may be anticipated by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those described under “Risk Factors” herein and in our other filings with the SEC. You should not place undue reliance on these forward-looking statements. You should assume that the information contained in or incorporated by reference in this prospectus, and any prospectus supplement, is accurate only as of the date on the front cover of this prospectus, and any prospectus supplement, or as of the date of the documents incorporated by reference herein or therein, as applicable. We expressly disclaim any intent or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You are urged to carefully review and consider the various disclosures made by us in this prospectus, any prospectus supplement and the documents incorporated herein by reference and in our other reports filed with the SEC that advise interested parties of the risks and uncertainties that may affect our business.

All statements, other than statements of historical facts, contained in this prospectus, any prospectus supplement and the documents incorporated herein by reference, including statements regarding our plans, objectives and expectations for our business, operations and financial performance and condition, are forward-looking statements. In some cases, you can identify forward-looking statements by the following words: “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “target,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would,” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our results, performance or achievements to be materially different from the information expressed or implied by the forward-looking statements in this prospectus, any prospectus supplement and the documents incorporated herein by reference. Additionally, our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments that we may make. Forward-looking statements may include, among other things, statements relating to:

●	our financial performance;

●	changes in the market price of our Class A Common Stock;

●	unpredictability in the medical device industry, the regulatory process to approve medical devices, and the clinical development process of our products;

●	the potential need to make design changes to products to meet desired safety and efficacy endpoints;

●	changes in federal or state reimbursement policies that would adversely affect sales of our products;

●	introduction of other scientific advancements, including gene therapy or pharmaceuticals, that may impact the need for hearing devices such as cochlear implants or fully implanted active middle ear implants;

●	competition in the medical device industry, and the failure to introduce new products and services in a timely manner or at competitive prices to compete successfully against competitors;

●	disruptions in relationships with our suppliers, or disruptions in our own production capabilities for some of the key components and materials of our products;

●	changes in the need for capital and the availability of financing and capital to fund these needs;

●	our ability to realize some or all of the anticipated benefits of the business combination between Anzu Special Acquisition Corp I and the Company, which was completed on September 29, 2023;

●	changes in interest rates or rates of inflation;

●	legal, regulatory and other proceedings that could be costly and time-consuming to defend;

●	changes in applicable laws or regulations, or changes in how such laws or regulations are applied to us;

●	loss of any of our key intellectual property rights or failure to adequately protect intellectual property rights;

●	our ability to maintain the listing of our securities on the Nasdaq Stock Market;

●	the effects of catastrophic events, including war, terrorism and other international conflicts; and

●	other risks and uncertainties indicated in this prospectus, including those set forth under the section entitled “Risk Factors.”

Should one or more of these risks or uncertainties materialize, or should any of the underlying assumptions prove incorrect, actual results may vary in material respects from those expressed or implied by these forward-looking statements. Nothing in this prospectus should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on these forward-looking statements. We do not undertake any duty to update these forward-looking statements, except as required by law.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities covered by this prospectus for general corporate purposes. General corporate purposes may include working capital, capital expenditures, research and development expenditures, clinical trial expenditures, expansion of business development activities (including sales, marketing and reimbursement functions) and other general corporate purposes. We may also use a portion of our net proceeds to acquire or invest in complementary products, technologies or businesses, although we have no present commitments to complete any such transaction. Additional information on the use of net proceeds from the sale of securities covered by this prospectus may be set forth in any prospectus supplement relating to the specific offering.

The amounts and timing of our use of proceeds will vary depending on a number of factors, including the amount of cash generated or used by our operations. As a result, we will retain broad discretion in the allocation of the net proceeds of this offering.

PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents, directly to one or more purchasers, including our affiliates, or through a combination of any of these methods. We may distribute securities from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	prices related to the prevailing market prices; or

●	at negotiated prices.

We may also sell securities covered by this prospectus in an “at the market offering” as defined in Rule 415 under the Securities Act. Such at the market offerings, if any, may be conducted by underwriters acting as principal or agent.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

●	the name or names of any underwriters, dealers or agents, if any;

●	the purchase price of the securities and the proceeds we will receive from the sale;

●	any options under which underwriters may purchase additional securities from us;

●	any delayed delivery arrangements;

●	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

●	any public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any commissions paid to agents.

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. The prospectus supplement will include the names of the principal underwriters, the respective amount of securities underwritten, the nature of the obligation of the underwriters to take the securities and the nature of any material relationship between an underwriter and us.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent by us. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

We may provide underwriters, dealers and agents with indemnification against civil liabilities related to the offerings pursuant to this prospectus, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Underwriters, agents and dealers may engage in transactions with, or perform services for, us in the ordinary course of business.

Unless the applicable prospectus supplement states otherwise, each series of securities offered by us will be a new issue and will have no established trading market, other than our Class A Common Stock, which is listed on The Nasdaq Capital Market. We may elect to list any series of offered securities on an exchange. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Securities Exchange Act of 1934, as amended. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

We, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

SECURITIES WE MAY OFFER

This prospectus contains summary descriptions the Class A Common Stock, preferred stock, warrants, debt securities, and units that we may offer and sell from time to time. These summary descriptions are not meant to be complete descriptions of each security. However, at the time of an offering and sale, this prospectus together with the accompanying prospectus supplement will contain the material terms of the securities being offered.

DESCRIPTION OF CAPITAL STOCK

The following summary of the material terms of our capital stock is not intended to be a complete summary of the rights and preferences of such securities, and is qualified by reference to our Certificate of Incorporation and Bylaws, which are included as exhibits to the registration statement of which this prospectus forms a part and are incorporated herein by reference. Please refer to “Where You Can Find More Information” below for directions on obtaining these documents.

Authorized and Outstanding Stock

Our Certificate of Incorporation authorizes the issuance of 500,000,000 shares of the Company, consisting of 400,000,000 shares of Class A Common Stock, par value $0.0001 per share and 100,000,000 shares of preferred stock, $0.0001 par value per share. As of the date of this prospectus, there were 19,730,992 shares of Class A Common Stock and 4,500,000 shares of Series A Preferred Stock outstanding. The outstanding shares of Common Stock are duly authorized, validly issued, fully paid and non-assessable.

Common Stock

Authorized Common Stock

The Company is authorized under the Certificate of Incorporation to issue 400,000,000 shares of Class A Common Stock. The outstanding shares of Class A Common Stock are fully paid and nonassessable.

Voting Rights

Holders of our Class A Common Stock will be entitled to one vote for each share held as of the applicable record date on all matters properly submitted to a vote of stockholders, including the election or removal of directors. Unless specified in our governing documents, or as required by applicable provisions of the General Corporation Law of the State of Delaware (the “DGCL”) or applicable stock exchange rules, the affirmative vote of a plurality of the votes cast at any meeting of the stockholders at which there is a quorum by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon will be required to approve any such matter voted on by stockholders. The Board is divided into three (3) classes, each of which will generally serve for a term of three (3) years with only one (1) class of directors being elected each year. Our stockholders will not have cumulative voting rights in the election of directors.

Dividend Rights

Holders of Class A Common Stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by the Board of Directors, in its discretion, out of funds legally available therefor, subject to any preferential dividend rights of outstanding preferred stock.

Liquidation Rights

In the event of a liquidation, dissolution or winding up of the Company, the holders of the Company’s Class A Common Stock are entitled to share ratably in all assets remaining after the payment of all of the Company’s liabilities and subject to the liquidation preferences of any outstanding preferred stock.

Other Rights and Preferences

The Class A Common Stock does not carry preemptive rights, is not redeemable, does not have any conversion rights, is not subject to further calls and is not subject to any sinking fund provisions. The rights and preferences of holders of the Class A Common Stock are subject to the rights of any series of preferred stock that the Company may issue.

Preferred Stock

Our Certificate of Incorporation authorizes the issuance of up to 100,000,000 shares of preferred stock and the Board by resolution or resolutions, to the maximum extent permitted by law, to fix by resolution or resolutions the designation, powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of any series of preferred stock, including, without limitation, authority to fix by resolution or resolutions the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and liquidation preferences of any such series, and the number of shares constituting any such series and the designation thereof, or any of the foregoing.

Pursuant to a Certificate of Designations filed with the Secretary of State of the State of Delaware on September 29, 2023, we have designated 10,000,000 shares of our authorized but unissued shares of preferred stock as Series A Preferred Stock.

If we offer a specific class or series of preferred stock under this prospectus, we will describe the terms of the preferred stock in the prospectus supplement for such offering and will file a copy of the certificate establishing the terms of the preferred stock with the SEC. The preferred stock offered by this prospectus, when issued, will not have, or be subject to, any preemptive or similar rights.

Transfer Agent and Registrar

The transfer agent and registrar for any series or class of preferred stock will be set forth in each applicable prospectus supplement.

Certain Anti-Takeover Provisions of the Certificate of Incorporation and Bylaws

The Certificate of Incorporation, Bylaws and the DGCL contain provisions as summarized in the following paragraphs that are intended to enhance the likelihood of continuity and stability in the composition of the Board. These provisions are intended to avoid costly takeover battles, reduce our vulnerability to a hostile change of control and enhance the ability of the Board to maximize stockholder value in connection with any unsolicited offer to acquire the Company. However, these provisions may have an anti-takeover effect and may delay, deter, or prevent a merger or acquisition of the Company by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the prevailing market price for the shares of Class A Common Stock held by stockholders.

Issuance of Undesignated Preferred Stock

 Under the Certificate of Incorporation, the Board has the authority, without further action by the stockholders, to issue up to 100,000,000 shares of undesignated preferred stock, of which 10,000,000 shares were designated as Series A Preferred Stock, with rights and preferences, including voting rights, designated in the Certificate of Designation. When shares of Series A Preferred Stock are converted or otherwise reacquired by the Company, they will be promptly retired and not be reissued as shares of such series, but rather will become authorized but unissued shares of undesignated preferred stock. The existence of authorized but unissued shares of preferred stock would enable the Board to make it more difficult to attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise.

Classified Board

Our Certificate of Incorporation provides for a classified board consisting of three classes of directors, with staggered three-year terms. Only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. This provision may have the effect of delaying a change in control of the Board.

Election and Removal of Directors and Board Vacancies

Our Bylaws provide that directors are elected by a plurality vote. The Certificate of Incorporation provides that, subject to the rights of holders of preferred stock, unless otherwise provided by resolution of the Board approved by at least a majority of the total authorized directorships, only the Board may fill vacancies and newly created directorships on the Board. Directors may be removed only for cause by the affirmative vote of the holders of at least a majority of the voting power of the issued and outstanding capital stock entitled to vote in the election of directors. In addition, the number of directors constituting the Board may be set only by resolution adopted by a majority vote of the total authorized directorships. These provisions prevent stockholders from increasing the size of the Board and gaining control of the Board by filling the resulting directorships with their own nominees.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Our Bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors that specify certain requirements as to the timing, form and content of a stockholder’s notice. Business that may be conducted at an annual meeting of stockholders will be limited to those matters properly brought before the meeting. These provisions may make it more difficult for our stockholders to bring matters before our annual meeting of stockholders or to nominate directors at annual meetings of stockholders.

No Written Consent of Stockholders

 Our Certificate of Incorporation provides that, subject to the rights of holders of preferred stock, all stockholder actions be taken by a vote of the stockholders at an annual or special meeting, and that stockholders may not take any action by written consent in lieu of a meeting. This limit may lengthen the amount of time required to take stockholder actions and would prevent the amendment of the Bylaws or removal of directors by our stockholders without holding a meeting of stockholders.

No Stockholder Ability to Call Special Meetings

Our Certificate of Incorporation provides that, subject to the rights of holders of preferred stock, only the chairperson of the Board, the chief executive officer, the president or the Board, acting pursuant to a resolution adopted by a majority of the total authorized directorships on the Board, may be able to call special meetings of stockholders and only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders.

Amendments to Certificate of Incorporation and Bylaws

Any amendment to our Certificate of Incorporation must be approved by the Board, acting pursuant to a resolution adopted by a majority of the total authorized directorships on the Board, as well as, if required by law or the Certificate of Incorporation, a majority of the outstanding shares entitled to vote on the amendment and a majority of the outstanding shares of each class entitled to vote thereon as a class, except that the amendment of Section 3 of Article IV, Section 2 of Article V, Section 1 of Article VI, Section 2 of Article VI, Section 5 of Article VII, Section 1 of Article VIII, Section 2 of Article VIII, Section 3 of Article VIII or Article XI of the Certificate of Incorporation must be approved by not less than the affirmative vote of 66 2/3% of the total voting power of all the then-outstanding shares of stock. The affirmative vote of a majority of the Board or the holders of at least a majority of the voting power of all then-outstanding capital stock entitled to vote generally in the election of directors, voting together as a single class, is required to amend the Bylaws, except that the amendment of Article VIII of the Bylaws must be approved by not less than the affirmative vote of 66.7% of the total voting power of all the then-outstanding shares of stock.

These provisions are designed to enhance the likelihood of continued stability in the composition of the Board and its policies, to discourage certain types of transactions that may involve an actual or threatened acquisition of our company and to reduce our vulnerability to an unsolicited acquisition proposal. We also designed these provisions to discourage certain tactics that may be used in proxy fights. However, these provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they may also reduce fluctuations in the market price of our shares that could result from actual or rumored takeover attempts.

Delaware General Corporation Law Section 203

As a Delaware corporation, we are also subject to the anti-takeover provisions of Section 203 of the DGCL, which generally prohibits a Delaware corporation from engaging in a “business combination” (as defined in the statute) with an “interested stockholder” (as defined in the statute) for a period of three years after the date of the transaction in which the person first becomes an interested stockholder, unless the business combination or the transaction by which the applicable stockholder became an interested stockholder is approved in advance by a majority of the independent directors or by the holders of at least two-thirds of the voting power of the outstanding disinterested shares. The application of Section 203 of the DGCL could also have the effect of delaying or preventing a change of control of us.

Dissenters’ Rights of Appraisal and Payment

Under the DGCL, with certain exceptions, the Company’s stockholders have appraisal rights in connection with certain mergers, consolidations or conversions of the Company. Pursuant to the DGCL, stockholders who properly request and perfect appraisal rights in connection with such merger, consolidation or conversion will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.

Stockholders’ Derivative Actions

Under the DGCL, any of the Company’s stockholders may bring an action in the Company’s name to procure a judgment in the Company’s favor, also known as a derivative action, if certain conditions are met, provided that the stockholder bringing the action is a holder of the Company’s shares at the time of the transaction to which the action relates or such stockholder’s stock thereafter devolved by operation of law.

Limitations on Liability and Indemnification of Officers and Directors

The DGCL authorizes corporations to limit or eliminate the personal liability of directors and certain officers to corporations and their stockholders for monetary damages for breaches of directors’ and officers’ fiduciary duties, subject to certain exceptions. The Company’s governing documents include a provision that eliminates the personal liability of directors and officers for monetary damages for any breach of fiduciary duty as a director or officer, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL. The effect of these provisions is to eliminate the rights of the Company and its stockholders, through stockholders’ derivative suits on the Company’s behalf, to recover monetary damages from a director or officer for breach of fiduciary duty as a director or officer in certain circumstances, including breaches resulting from grossly negligent behavior. However, exculpation does not apply to any director if the director has acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions or derived an improper benefit from his or her actions as a director and does not apply to officers if the officer has acted in bad faith, knowingly or intentionally violated the law or derived an improper benefit from his or her actions as a director or in the context of an action by or in the right of the Company.

The Certificate of Incorporation provides that the Company must indemnify its directors, and the Bylaws provide that the Company must indemnify and advance expenses to its directors and officers, to the fullest extent authorized by the DGCL. The Company is also expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for its directors, officers, employees and agents for some liabilities. The Company believes that these indemnification and advancement provisions and the authority to carry insurance are useful to attract and retain qualified directors and executive officers.

The limitation of liability, advancement and indemnification provisions in the Governing Documents may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty.

These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit the Company and its stockholders. In addition, your investment may be adversely affected to the extent the Company pays the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Transfer Agent and Registrar

The transfer agent and registrar for our Class A Common Stock and Public Warrants is Equiniti Trust Company, LLC (formerly known as American Stock Transfer & Trust Company, LLC).

Equiniti Trust Company, LLC
6201 15th Avenue
Brooklyn, New York 11219

Listing of Securities

Our Class A Common Stock and Public Warrants are listed on The Nasdaq Capital Market under the symbols “COCH” and “COCHW,” respectively.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase shares of our Class A Common Stock, preferred stock and/or debt securities in one or more series together with other securities or separately, as described in each applicable prospectus supplement. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the applicable warrant agreements and the applicable prospectus supplement for the warrants.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

●	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	the designation, amount and terms of the securities purchasable upon exercise of the warrants;

●	if applicable, the exercise price for shares of our common stock and the number of shares of common stock to be received upon exercise of the warrants;

●	if applicable, the exercise price for shares of our preferred stock, the number of shares of preferred stock to be received upon exercise, and a description of that class or series of our preferred stock;

●	if applicable, the exercise price for our debt securities, the amount of our debt securities to be received upon exercise, and a description of that series of debt securities;

●	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if the warrants may not be continuously exercised throughout that period, the specific date or dates on which the warrants may be exercised;

●	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

●	any applicable material U.S. federal income tax consequences;

●	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

●	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

●	if applicable, the date from and after which the warrants and the common stock, preferred stock and/or debt securities will be separately transferable;

●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

●	information with respect to book-entry procedures, if any;

●	the anti-dilution provisions of the warrants, if any;

●	any redemption or call provisions;

●	whether the warrants are to be sold separately or with other securities as parts of units; and

●	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of shares of preferred stock or Class A Common Stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate office of the transfer agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase Class A Common Stock or preferred stock are exercised, the holders of the warrants will not have any rights of holders of the underlying common stock or preferred stock, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the common stock or preferred stock, if any.

Transfer Agent and Registrar

The transfer agent and registrar for any warrants will be set forth in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue the debt securities under the indenture that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger, and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

●	the title of the series of debt securities;

●	any limit upon the aggregate principal amount that may be issued;

●	the maturity date or dates;

●	the form of the debt securities of the series;

●	the applicability of any guarantees;

●	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

●	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

●	if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

●	the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

●	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

●	if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

●	the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

●	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

●	any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

●	whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities; the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such global security or securities;

●	if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

●	if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

●	additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;

●	additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

●	additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;

●	additions to or changes in the provisions relating to satisfaction and discharge of the indenture;

●	additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

●	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;

●	whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;

●	the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any, and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;

●	any restrictions on transfer, sale or assignment of the debt securities of the series; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our Class A Common Stock or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our Class A Common Stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer, or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.

Events of Default under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

●	if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

●	if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

●	if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

●	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

●	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

●	subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:

●	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

●	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request;

●	such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and

●	the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.

Modification of Indenture; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters:

●	to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;

●	to comply with the provisions described above under “Description of Debt Securities—Consolidation, Merger or Sale”;

●	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

●	to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

●	to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

●	to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;

●	to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities—General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

●	to evidence and provide for the acceptance of appointment under the indenture by a successor trustee; or

●	to comply with any requirements of the SEC in connection with the qualification of the indenture under the Trust Indenture Act.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

●	extending the fixed maturity of any debt securities of any series;

●	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or

●	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification, or waiver.

Discharge

The indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

●	provide for payment;

●	register the transfer or exchange of debt securities of the series;

●	replace stolen, lost or mutilated debt securities of the series;

●	pay principal of and premium and interest on any debt securities of the series;

●	maintain paying agencies;

●	hold monies for payment in trust;

●	recover excess money held by the trustee;

●	compensate and indemnify the trustee; and

●	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company (the “DTC”), or another depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to any book-entry securities will be set forth in the applicable prospectus supplement.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

●	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

●	register the transfer or exchange of any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the internal laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

●	the title of the series of units;

●	identification and description of the separate constituent securities comprising the units;

●	the price or prices at which the units will be issued;

●	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

●	a discussion of certain United States federal income tax considerations applicable to the units; and

●	any other terms of the units and their constituent securities.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 (the “Registration Statement,” which term shall encompass all amendments, exhibits, annexes and schedules thereto and all documents incorporated by reference therein) pursuant to the Securities Act, and the rules and regulations promulgated thereunder, with respect to the securities offered hereby. This prospectus, which constitutes a part of the Registration Statement, does not contain all the information contained in the Registration Statement, parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered hereby, reference is made to the Registration Statement.

We are required to file annual and quarterly reports, special reports, proxy statements, and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers, including us, that file electronically with the SEC. You may obtain documents that we file with the SEC at http://www.sec.gov. We also make these documents publicly available, free of charge, on our website at www.envoymedical.com as soon as reasonably practicable after filing such documents with the SEC. Please note, however, that information on, or accessible through, our website is not, and should not be deemed to be, a part of this prospectus and should not be relied upon in connection with making any investment decision with respect to the offered securities.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information in this prospectus. We incorporate by reference into this prospectus the documents listed below and any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until we close this offering, including all filings made after the date of the initial registration statement and prior to the effectiveness of the registration statement. We hereby incorporate by reference the following documents:

●	Our Annual Report on Form 10-K for the year ended December 31, 2023, filed on April 1, 2024;

●	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024 and June 30, 2024, filed on May 15, 2024 and August 12, 2024, respectively;

●	Our Current Reports on Form 8-K (excluding any reports or portions thereof that are deemed to be furnished and not filed) filed on March 4, 2024, May 24, 2024, June 11, 2024, June 25, 2024, July 25, 2024, August 1, 2024, August 1, 2024, August 28, 2024, and September 6, 2024; and

●	The description of our Class A Common Stock contained in Exhibit 4.3 to our Annual Report on Form 10-K for the year ended December 31, 2023, including any amendment or report filed for the purpose of updating such description.

Any statement contained in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified will not be deemed to constitute a part hereof, except as so modified, and any statement so superseded will not be deemed to constitute a part hereof.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Envoy Medical, Inc.
4875 White Bear Parkway
White Bear Lake, MN 55110
Phone: (877) 900-3277

Copies of these filings are also available, without charge, through the “Investors” section of our website (www.envoymedical.com) as soon as reasonably practicable after they are filed electronically with the SEC. Please note, however, that information on our website is not, and should not be deemed to be, a part of this prospectus.

LEGAL MATTERS

Unless otherwise specified in a prospectus supplement accompanying this prospectus, the validity of the issuance of the securities offered hereby will be passed upon for us by Fredrikson & Byron, P.A., Minneapolis, Minnesota. Any underwriters or agents will also be advised about legal matters by their own counsel, which will be named in the prospectus supplement.

EXPERTS

The audited financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

3,007,524 Shares of Common Stock

Prospectus Supplement

H.C. Wainwright & Co.

October 7, 2025